Exhibit 99.1

Michèle Flournoy Joins Astra Board of Directors

Former Under Secretary of Defense joins Astra board as chair of nominating and governance committee

Alameda, California. August 11, 2021. Astra Space, Inc. (“Astra”) (Nasdaq: ASTR), today announced that Michèle Flournoy has been appointed to Astra’s Board of Directors and will chair the Board’s Nominating and Corporate Governance committee, effective August 10, 2021.

Flournoy was the highest-ranking woman in the Department of Defense when she served President Obama as the Under Secretary of Defense for Policy from February 2009 to February 2012, acting as principal advisor to the Secretary of Defense in the formulation of national security and defense policy, and in National Security Council deliberations. She led the development of the Department of Defense’s 2012 Strategic Guidance and represented the Department in dozens of foreign engagements, in the media and before Congress.  Flournoy is also the recipient of numerous honors and awards, including the Chairman of the Joint Chiefs of Staff's Joint Distinguished Civilian Service Award in 2000, and has authored various works on a broad range of defense and national security issues.

“Michèle is an extraordinary executive and uniquely qualified to provide guidance and insight on our aspiration to provide launch services to government and commercial customers.” said Chris Kemp, Founder, Chairman and CEO of Astra. “She is not only a respected and adept defense industry advisor but also possesses a genuine entrepreneurial spirit as co-founder of two respected and successful organizations.”

Flournoy served under President Clinton as Deputy Assistant Secretary of Defense for Strategy as well as principal Deputy Assistant Secretary of Defense for Strategy and Threat Reduction.  Flournoy is the co-founder and managing partner of WestExec Advisors, and serves on several non-profit boards including The Center for a New American Security (CNAS), CARE, The Mission Continues, and the Honorary Advisory Committee of The Leadership Council for Women in National Security. She is also a former member of the President’s Intelligence Advisory Board, the CIA Director’s External Advisory Board, the Defense Policy Board, and is a Senior Fellow at Harvard’s Belfer Center for Science and International Affairs.

“Space is the ultimate high ground,” said Flournoy, “I’m excited to help lead Astra’s effort to launch the next generation of space services and usher a new era of American innovation in space.”

About Astra

Astra’s mission is to improve life on Earth from space by creating a healthier and more connected planet. Astra’s first flight to space was within 4 years of its inception, making it the fastest company to reach space. Visit www.astra.com to learn more about Astra.

 Safe Harbor Statement

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties, As a result, caution must be exercised in relying on forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) our failure to meet projected development and launch targets, including as a result of the decisions of governmental authorities or other third parties not within our control; (ii) changes in applicable laws or regulations; (iii) the ability of the Astra to meet its financial and strategic goals, due to, among other things, competition; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability; (v) the possibility that Astra may be adversely affected by other economic, business, and/or competitive factors; (vi) the effect of the COVID-19 pandemic on Astra and (vii)

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other risks and uncertainties described discussed from time to time in other reports and other public filings with the Securities and Exchange Commission, including our registration statements and quarterly reports.

Media Contact:

Kati Dahm

kati@astra.com

Investor Contact:

Dane Lewis

dane@astra.com

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